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                                                                       Exhibit 5

                                                                  16 August 2000


Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda




REGISTRATION STATEMENT ON FORM S-3

We have acted as attorneys in Bermuda to Tyco International Ltd. (the "Company"), a Bermuda limited liability company, in connection with its filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-3, File No. 333[ ], (the "Registration Statement"), with respect to 4,703,999 of the Company's common shares, US$0.20 par value per share (the "Shares"), issuable to the selling shareholders named in the Registration Statement (the "Selling Shareholders") upon the exercise of certain stock options, under the Securities Act of 1933, as amended, of the United States.

For the purposes of this opinion we have examined and relied upon the documents listed which, in some cases, are also defined in the Schedule to this opinion, (the "Documents").

ASSUMPTIONS

In stating our opinion we have assumed:

(a) The authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies.

(b)  The genuineness of all signatures on the Documents.

(c) The authority, capacity and power of each of the persons signing the Documents which we have reviewed.

(d) That any factual statements made in any of the Documents are true, accurate and complete.

(e) That there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Registration Statement or which would have any implication in relation to the

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Tyco International Ltd.                 -2-                     16 August 2000

     opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction.

(f) That the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered.

(g) That the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.

(h) That the Signature Pages as defined in the Schedule evidence the approval of all of the Directors of the Company of all matters relating to the Company set out in the Registration Statement including, without limiting the generality of the foregoing, the issue of the Shares to the Selling Shareholders.

(i) That the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout.

(j) That each Director of the Company, when the Board of Directors of the Company passed the Resolutions, discharged his fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company.

(k) That the Shares are or were issued pursuant to the terms of the Company's Plan.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

     (2) All necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Shares pursuant to Bermuda law has been taken by or on behalf of the Company, and all necessary approvals of Governmental

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Tyco International Ltd.                 -3-                     16 August 2000

     authorities in Bermuda have been duly obtained for the issue by the Company of the Shares.

(3) When duly issued pursuant to the Resolutions and the Plan and in the circumstances referred to or summarised under the caption "Selling Shareholders" in the Registration Statement the Shares will be (or, to the extent heretofore issued, are) validly issued, fully paid and non-assessable shares in the capital of the Company.

(4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Shares.

RESERVATIONS

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) In paragraph (1) above, the term "good standing" means that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

         (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;


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Tyco International Ltd.                 -4-                     16 August 2000


         (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

         (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded;

         (iv) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

         (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

         Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(e) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(f) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

DISCLOSURE

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.


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Tyco International Ltd.                 -5-                     16 August 2000


We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our Firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ APPLEBY SPURLING & KEMPE
------------------------------

APPLEBY SPURLING & KEMPE



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Tyco International Ltd.                 -6-                     16 August 2000



                                    SCHEDULE


1. The Minutes of the Special General Meeting of the Shareholders of the Company held on 2 July 1997, and the Written Resolutions of the Board of Directors of the Company dated 2 July 1997 (the "Resolutions").

2. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of the Company (collectively referred to as the "Constitutional Documents").

3.     A copy of the Registration Statement.

4. A copy of the pages of the Registration Statement as initially filed, signed by all of the Directors of the Company (the "Signature Pages").

5. A copy of the permission dated 20 April 1998, given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of the Shares.

6. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 16 August 2000 (the "Company Search").

7. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 16 August 2000 in respect of the Company (the "Litigation Search").

8. The Long Term Incentive Plan of the Company approved by the Board of Directors on 21 October 1998 (the "Plan").